UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

current report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 16, 2012
Date of Report (Date of Earliest Event Reported)

SOVRAN SELF STORAGE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of Other Jurisdiction Of Incorporation)	1-13820 (Commission File Number)	16-1194043 (I.R.S. Employer Identification Number)

6467 Main Street
Williamsville, New York 14221
(Address of Principal Executive Offices)

(716) 633-1850
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 16, 2012, Sovran Self Storage, Inc. (the "Company") and Sovran Acquisition Limited Partnership (the "Partnership") entered into an Indemnification Agreement with Stephen R. Rusmisel in connection with service by him as a director of the Company.  Mr. Rusmisel was elected as a director of the Company at the annual meeting of shareholders of the Company held on May 23, 2012.

In general, the Indemnification Agreement provides that the Company and the Partnership will, to the extent permitted by applicable law, indemnify Mr. Rusmisel against all expenses, judgments, costs, fines and amounts paid in settlement actually incurred by Mr. Rusmisel in connection with any civil, criminal, administrative or investigative action brought against Mr. Rusmisel by reason of his relationship with the Company.  The Indemnification Agreement provides for indemnification rights regarding third-party claims and proceedings brought by or in the right of the Company.  In addition, the Indemnification Agreement provides for the advancement of expenses incurred by Mr. Rusmisel in connection with any proceeding covered by the Indemnification Agreement as permitted by law.

A copy of the form of Indemnification Agreement is attached hereto as Exhibit 10.1 and is  incorporated herein by reference.  The foregoing description of the document does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective July 16, 2012,  the Board of Directors (the "Board") of the Company amended and restated the Company's Bylaws.  The Company's Bylaws have been unchanged since 2004. Upon advice and review by Maryland legal counsel, the Board determined it was in the best interest of the Company to adopt certain changes to the Company's Bylaws.  The following is a summary of changes affected by adoption of the amended and restated Bylaws, which is qualified in its entirety by reference to the full text of such Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

In addition to the amendments described below, the amended and restated Bylaws include certain changes to (i) clarify language, (ii) enhance consistency with Maryland law and New York Stock Exchange listing requirements and (iii) make various technical corrections and non-substantive changes.  The amended and restated Bylaws are referred to herein as the "amended Bylaws."  The Bylaws as previously in effect are referred to herein as the "former Bylaws."

Article I – Meetings of the Stockholders

Annual Meeting.  The amended Bylaws remove the reference to the annual stockholder meeting being held on the second Wednesday in May of each year.

Special Meetings. The amended Bylaws increase the threshold of stockholders required to call a special meeting from twenty-five (25) percent in the former Bylaws to a majority as permitted by Maryland law and as common among publicly traded real estate investment trusts.  The amended Bylaws clarify the procedures for setting the time, date and place of special stockholders meetings.

Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals. The amended Bylaws expand the information required to be disclosed by stockholders proposing to nominate a director or bring other business before a stockholders meeting to include, among other information, information about associated persons and other stockholders supporting such nominee or business, and information regarding hedging or other similar transactions.  In addition, the amended Bylaws change the timing of the advance notice period to place the Company in conformity with what the Company believes to be the prevalent practice in the industry.

Notice.  The amended Bylaws (i) allow for notice by electronic transmission, (ii) provide for "householding" of notices, (iii) provide that a minor irregularity in the notice of a stockholders meeting will not affect the validity of the meeting and (iv) clarify the power of the Company to postpone or cancel a meeting by making a public announcement.

Organization and Conduct.  The amended Bylaws vest broad powers in the chairman of the meeting, including (i) adjourning or concluding the meeting, (ii) determining when and for how long the polls should be open and when the polls should be closed, (ii) removing any person who refuses to comply with the meeting procedures and (iv) complying with any state or local laws and regulations concerning safety and security.

Quorum. The amended Bylaws expressly provide that the chairman of the meeting, not the stockholders, has the power to adjourn the meeting.

Stockholder Voting Standards. The amended Bylaws change the voting standards for the election of directors and other matters.  Specifically, the amended Bylaws changes the former plurality-of-votes-cast standard for the election of directors.  The amended Bylaws replace the aforementioned standard with (i) a majority-of-votes-cast (including withheld votes) for the election of directors in uncontested elections, (ii) a plurality-of-votes-cast standard for the election of directors in contested elections and (iii) except as otherwise required by law or the Company's Charter, a majority-of-votes-cast standard for all other matters.

Voting of Stock by Certain Holders.  The amended Bylaws clarify who may vote stock of the Company registered in the name of a corporation, partnership, trust, limited liability company or other entity and that the Board may establish a procedure by which a stockholder may certify in writing that any shares of stock registered in the stockholder's name are held for the account of a specified person other than the stockholder.

Control Share Acquisition Act.  The amended Bylaws include a provision exempting from the Maryland Control Share Acquisition Act any and all acquisitions by a person of the Company's stock.

Article II – Directors

Notice.  The amended Bylaws update provisions governing how and when notices of Board meetings are deemed to be given.

Quorum.  The amended Bylaws clarify that directors present at a meeting at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

Voting.  The amended Bylaws clarify that, if enough directors have withdrawn from a duly constituted meeting to leave fewer directors than required to establish a quorum but the meeting is not adjourned, the action of the majority of the number of directors necessary to constitute a quorum at the meeting is the action of the Board, unless the concurrence of a greater proportion is required for such action by applicable law, the charter of the Company or another provision of the Bylaws.

Vacancies.  The amended Bylaws provide that the Board has the power to fill any vacancy on the Board while still maintaining for the stockholders the simultaneous power to fill vacancies resulting from the removal of a director.

Telephone Meetings.  The amended Bylaws permit remote conferencing by various means of technology.

Consent by Directors Without a Meeting.  The amended Bylaws permit unanimous Board consent via electronic transmission.

Removal.  The amended Bylaws delete the director removal provisions contained in the former Bylaws.

Reliance.  The amended Bylaws provide a description of documents on which, and the persons on whom, a director may reasonably rely in performing his or her duties.

Ratification. The amended Bylaws authorize the Board and stockholders to ratify prior actions or inactions by the Company.  In addition, the amended Bylaws provide that matters questioned in litigation may be ratified and, if so ratified, shall bar any claim or execution of any judgment as to such questioned matter.

Emergency Provisions.  The amended Bylaws provide that during a catastrophe or other similar emergency, if a quorum of the Board may not be readily obtained, a Board meeting may be called by any feasible means at the time and the number of directors constituting a quorum will be one-third of the Board.

Article III - Committees

Number, Tenure and Qualifications.  The amended Bylaws provide that the Board may appoint single-member committees as now permitted by Maryland law.

Meetings.  The amended Bylaws provide notice procedures for committee meetings and enable committee members, at a meeting, to appoint a director to the committee in the place of an absent committee member.

Telephone Meetings. The amended Bylaws permit remote conferencing by various means of technology.

Consent by Committees Without a Meeting.  The amended Bylaws permit unanimous consents by committees of the Board via electronic transmission.

Vacancies.  The amended Bylaws provide that the Board has the power to change the membership of, and fill vacancies on, any committee of the Board.

Article IV - Officers

Removal and Resignation. The amended Bylaws provide procedures for the resignation of officers of the Company.

Chief Operating Officer and Chief Financial Officer. The amended Bylaws provide a description of responsibilities for the Chief Operating Officer and Chief Financial Officer, respectively.

Executive Chairman of the Board. The amended Bylaws specifically provide for the position of Executive Chairman of the Board as an officer of the Company.

Article V - Stock

Certificates. The amended Bylaws remove specific references to officers permitted to sign and countersign stock certificates that were contained in the former Bylaws.

Replacement Certificate. The amended Bylaws expressly authorize officers, not directors, of the Company to address lost, stolen or destroyed certificates.

Fixing of Record Date.  The former Bylaws contained obsolete language in regarding the closing of transfer books in lieu of fixing a record date.  The amended Bylaws now expressly provide that a meeting of stockholders may be adjourned or postponed to a date not more than 120 days after the original record date, without the need to set a new record date and send a new notice.

Article VIII - Miscellaneous

Deposits.  The amended Bylaws clarify the power of the Board, the chief executive officer, the president, the chief financial officer or any other officer designated by the Board to direct the deposit or investment of funds.

Books and Records, Inspection of Bylaws and Corporate Records, Loans, Section Interim Reports, Other Reports and Bylaws Severable.  The amended Bylaws eliminate certain sections in the former Bylaws that are atypical for publicly-traded real estate investment trusts and are generally unnecessary.

Annual Report.  The amended Bylaws eliminate a provision in the former Bylaws permitting the Company to provide an annual statement of affairs no later than 120 days after the end of the fiscal year.

Article IX - Waiver of Notice

Waiver of Notice.  The amended Bylaws provide for the waiving of notice of a meeting by electronic transmission.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The Exhibits to this Current Report on Form 8-K are set forth on the Exhibit Index following the signature page hereto and are incorporated herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2012	SOVRAN SELF STORAGE, INC. By /s/ Andrew J. Gregoire Name: Andrew J. Gregoire Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Sovran Self Storage Inc. Bylaws, effective July 16, 2012
10.1	Indemnification Agreement, dated as of July 16, 2012, by and among Sovran Self Storage, Inc., Sovran Acquisition Limited Partnership and Stephen R. Rusmisel